UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

FRISCH’S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

The Merger

On August 24, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) between Frisch’s Restaurants, Inc. (the “Company”), FRI Holding Company, LLC., a Delaware limited liability company (“Parent”), and FRI Merger Sub, LLC an Ohio limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.  The Merger Agreement and the transactions contemplated thereby were approved by the Company’s shareholders at a special meeting of shareholders on August 24, 2015 (the “Special Meeting”).

At the effective time (the “Effective Time”) and as a result of the Merger, each share of common stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Merger was automatically converted into the right to receive $34.00 in cash (“Merger Consideration”) without interest.  All shares converted into the right to receive the Merger Consideration were automatically cancelled upon the conversion thereof and ceased to exist.

Furthermore, at the Effective Time and as a result of the Merger, each outstanding option to buy shares of Company Common Stock granted under the Company's stock option plans, whether or not vested and exercisable, was cancelled.  The holder of each stock option cancelled shall receive from Parent or the surviving corporation an amount in cash (without interest, but net of applicable taxes), equal to the product of the number of shares of Company Common Stock subject to each option as of the Effective Time, multiplied by the excess, if any, of $34.00 over the exercise price per share of Company Common Stock subject to such option.

The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 1.01 Entry into a Material Definitive Agreement

The Sale-Leaseback Transaction

On April 3, 2015, the Company entered into an Agreement for Real Estate Purchase and Sale Contract and the Unitary Master Lease Agreement (collectively, the “Sale Leaseback Agreement”) among the Company, Strategic Financial Intermediation LLC (“Seller”), with the Parent as guarantor, and a certain independent third-party institutional investor (“Purchaser”). Under the terms of the Sale Leaseback Agreement, the Seller purchased certain real properties from the Company for approximately $167 million and simultaneously sold the properties to the Purchaser. In addition, the Purchaser, as landlord, leased all of the subject real properties back to the Company, as tenant, pursuant to a form of lease prescribed by the Sale Leaseback Agreement.

Item 1.02.  Termination of a Material Definitive Agreement

On August 24, 2015, in connection with the consummation of the Merger, the Company terminated the Loan Agreement, dated October 31, 2013, by and between the Company and U.S. Bank National Association upon payment of the commitment fee owed for the unused portion of the loan commitment through the Effective Time.

Item 2.01.  Completion of Acquisition or Disposition of Assets

The information set forth under the heading “Introductory Note” and Item 1.01 hereof are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 24, 2015, the Company notified the New York Stock Exchange (“NYSE”) that the Merger was consummated. In addition, on August 25, 2015, the Company anticipates that the NYSE will file a delisting application on Form 25 with the Securities and Exchange Commission (“SEC”) to report the delisting of the Company’s Common Stock from the NYSE MKT.

Item 3.03.  Material Modifications to Rights of Security Holders

On August 24, 2015, as a result of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than those shares held by shareholders, if any, who properly exercise their appraisal rights under Ohio law) was cancelled and automatically converted into the right to receive Merger Consideration of $34.00 in cash without interest.  Each share converted into the right to receive Merger Consideration ceased to have any rights with respect to such securities (other than their right to receive the Merger Consideration, as applicable), and forfeited any interest in the Company’s future earnings or growth. The information set forth under the heading “Introductory Note” relating to the Merger is incorporated herein by reference.

Item 5.01.  Changes in Control of Registrant

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.  NRD Partners I, L.P (the “Fund”) owns all voting interests in Parent.  The aggregate purchase price paid by Parent in connection with the Merger was approximately $174.5 million. Parent funded the Merger Consideration and certain Merger-related expenses through approximately $15.0 million in equity commitment from the Fund and $165.0 million in proceeds from the Sale Leaseback Agreement.

The information set forth under the “Introductory Note” and Items 1.01, 2.03 and 5.02 hereof are incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Effective Time, all members of the board of directors of the Company voluntarily resigned. At the Effective Time, the board of directors included the following individuals: Daniel W. Geeding, Jerome P. Montopoli, Dale P. Brown, Lorrence T. Kellar, William J. Reik, Jr., Robert J. Dourney, Donald H. Walker, Craig F. Maier, and Karen F. Maier. At the Effective Time, Craig F. Maier, President and Chief Executive Officer of the Company, and Karen F. Maier, the Company’s Vice President of Marketing, announced their immediate retirement and resigned their positions from the Company.

At the Effective Time, Aziz Hashim was appointed the sole director of the Company until the next annual election of directors. At the Effective Time, Mr. Hashim was also appointed as the President, Chief Executive Officer and Secretary of the Company. Mr. Hashim is 48 years old. Mr. Hashim also controls operation of the Fund, and certain affiliates and subsidiaries of the Fund. Mr. Hashim is also the Managing Member of NRD Holdings, LLC, and various other companies formed to operate quick-service restaurant locations, which collectively have grown to one of the top 200 franchise operators in the U.S. Mr. Hashim brings to the Company demonstrated management, operational and leadership ability, and has been nationally recognized for expertise in the foodservice and franchising industry. Mr. Hashim serves on several boards including the Executive Committee of the International Franchise Association (IFA) where he will become Chairman in 2016, The Board of Advisors at the J. Mack Robinson College of Business at Georgia State University, BB&T Bank Regional Advisory Board, and was the Chairman of the 2014 Multi-Unit Franchise Conference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, the Company’s Articles of Incorporation and its Code of Regulations were amended, effective August 24, 2015. Copies of the Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations of the Company are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 5.07.  Submission of Matters to Vote of Security Holders

On August 24, 2015, the Company convened the Special Meeting with respect to the matters set forth below.  A description of the proposals and the final vote results are as follows:

(1)	Merger Proposal. To consider and vote upon the proposal to adopt the Merger Agreement, pursuant to which (i) Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and (ii) each share of Company Common Stock issued and outstanding immediately prior to the Merger, other than those shares held by stockholders, if any, who properly exercise their appraisal rights under Ohio law and any shares held in the Company's treasury, will be converted into the right to receive $34.00 in cash without interest. The tabulated results are shown below:

For	Against	Abstain	Broker Non-Votes
3,455,192	760,445	1,114	—

(2)	Advisory Vote on Executive Compensation. To consider and vote upon a proposal to approve, on a nonbinding, advisory basis, certain compensation that will be paid by Frisch’s to certain named executive officers of the Company, as was disclosed in the Company’s Definitive Proxy Statement in connection with the Merger. The tabulated results are shown below:

For	Against	Abstain	Broker Non-Votes
3,309,067	902,885	4,799	—

(3)	Adjournment Proposal. To consider and vote upon the proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the Merger if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. The tabulated results are shown below:

For	Against	Abstain	Broker Non-Votes
3,418,070	795,118	3,563	—

Item 8.01.  Other Events

On August 24, 2015, the Company issued a news release announcing the completion of the Merger. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated May 21, 2015, by and among Frisch’s Restaurants, Inc., FRI Holdings Company, LLC and FRI Merger Sub, LLC. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed May 22, 2015.

3.1	Amended and Restated Articles of Incorporation of the Company dated as of August 24, 2015.

3.2	Amended and Restated Code of Regulations of the Company dated as of August 24, 2015.

99.1	News Release issued by Frisch’s Restaurants, Inc. on August 24, 2015.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this current report, and the information incorporated by reference herein, are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of the Company, including, without limitation: risks related to the Company's business strategy, and marketing programs; risks related to the Company's ability to operate successfully in the current challenging economic environment; risks related to the Company's efforts to strengthen its name recognition and concept; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. Past performance may not be indicative of future results. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. In addition to the risks and uncertainties set forth above, investors should consider the risks and uncertainties discussed in the Company's filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading "Risk Factors" in such filings. The Company does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE	August 24, 2015

		BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer,
Principal Financial Officer and
Principal Accounting Officer